Exhibit 4(r)

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                      JULY 1997 STOCK SUBSCRIPTION WARRANT
                        to Purchase _______ Shares of the
                  Series A Preferred Stock, $.001 Par Value, of
                       SANDBOX ENTERTAINMENT CORPORATION,
                     a Delaware corporation (the "Company")

                     DATE OF INITIAL ISSUANCE: July 25, 1997

         THIS CERTIFIES THAT for value received, ___________________________, whose address is ____________________________________________________, or its
permitted assigns (hereinafter called the "Holder") is entitled to purchase from the Company, at any time during the Term of this Warrant, _______ shares of Series A Preferred Stock, $.001 par value, of the Company (subject to adjustment and to conversion into a New Series Conversion Stock as provided herein), at the Warrant Price, payable as provided herein upon the exercise of this Warrant. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained and may be exercised in whole or in part.

                  1.  Definitions.   For  all  purposes  of  this  Warrant,  the
         following terms shall have the meanings indicated:

Aggregate Loan Amount shall mean the aggregate principal face amount of all of the series of July 1997 Convertible Subordinated Promissory Notes of the Company issued in connection with the Purchase Agreement having terms and conditions (but not principal amounts) identical to the Convertible Subordinated Promissory
Note issued to Holder in connection with the Purchase Agreement.

Common Stock shall mean and include the Company's authorized Common Stock, $.001 par value, as constituted at the date of this Warrant, and shall also include any capital stock of any class or series of the Company now or hereafter authorized that is not limited to, or measured by, a fixed sum or percentage of par value or of the purchase price of such stock in respect of the rights of the holders thereof to participate in dividends and/or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or that is not otherwise designated as "preferred stock" in the Certificate of Incorporation of the Corporation.

Equity Financing shall mean the issuance of any equity securities of the Company in an equity financing or series of related equity financings for which the aggregate gross proceeds total at least One Million Five Hundred Thousand Dollars ($1,500,000) (excluding the Aggregate Loan Amount and any additional amounts raised from any of the Initial Noteholders as part of such Equity Financing).

New Series Conversion Price shall mean an amount equal to the price per share at which the Company issues shares of such capital stock in the Equity Financing or $2.00 per share if: (a) $2.00 per share is less than such price and (b) if the Equity Financing is an IPO, this Warrant must is exercised within thirty (30) days of the consummation of such IPO. For purposes of this Warrant, "IPO" shall mean a public offering by the Company on Forms S-1, SB-1, or SB-2 (or successor forms) that results in proceeds to the Company in the public offering of at least $3,000,000 (net of offering expenses).

Initial Noteholders shall mean each of the initial holders of the series of July 1997 Subordinated Promissory Notes of the Company issued in connection with the Purchase Agreement having terms and conditions (but not principal amounts) identical to the July 1997 Subordinated Promissory Note issued to Holder in connection with the Purchase Agreement.

Purchase Agreement shall mean that certain Note and Warrant Purchase Agreement of even date herewith between the Company and Holder pursuant to which Company shall issue to Holder this Warrant and a July 1997 Subordinated Promissory Note.

Series A Preferred Stock shall mean and include the series of preferred stock of the Company so denominated in the Certificate of Incorporation of the Company.

Term of this Warrant shall mean the period beginning on the date of initial issuance hereof and ending on the seventh (7th) anniversary of the date of initial issuance hereof.

Warrant Price shall mean Eighty Cents ($.80) per share, subject to adjustment in accordance with Section 5, or, if the provisions of Section 9 hereof apply, the New Series Conversion Price.

Warrant Shares shall mean the shares of Series A Preferred Stock purchased or purchasable by the Holder of this Warrant upon exercise hereof, and/or the shares of Common Stock purchased or purchasable upon exercise hereof.

         2. Exercise of Warrant. The Warrant shall be exercised, if at all, only as follows:

                  (a) To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its principal office, at any time and from time to time during the Term of this Warrant: (i) the notice of exercise in the form attached hereto as Exhibit A, (ii) cash, certified or official bank check payable to the order of the Company, wire transfer of funds to the Company's account, or the surrender of evidence of any indebtedness of the Company to the Holder (or any combination of the foregoing) in the amount of the Warrant Price for each share being purchased, and (iii) this Warrant.

                  (b) Notwithstanding any contrary provisions in this Warrant, if the Current Market Price (as defined in Section 2(c) below) exceeds the Warrant Price at the date of calculation, instead of exercising this Warrant as described in Section 2(a) above, the Holder may elect to receive Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised), by delivering to the Company at its principal office, at any time and from time to time during the Term of this Warrant: (i) the notice of exercise in the form attached hereto as Exhibit A, and (ii) this Warrant, in which event the Company shall issue to the Holder a number of Warrant Shares calculated using the following formula:

                                 WS = WCS x (CMP-WP)
                                 -------------------
                                        CMP,

                  where WS  = the number of  Warrant  Shares to be issued to the
                              Holder,

                        WCS = the number of Warrant Shares purchasable under the
                              Warrant, or if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised at the date of such calculation,

                        CMP = the  Current  Market  Price (as defined in Section
                              5(c) below) at the date of such calculation, and

                        WP  = the Warrant Price, as adjusted to the date of such
                              calculation.

                  (c) For the purpose of any  calculation  made pursuant to this
Section 2, the "Current Market Price" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 20 consecutive business days ending 2 business days before such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 20 business day period). The closing price for each day shall be the last reported sales price regular way or, if no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day, or if, on any such date, the security shall not be quoted on the NASDAQ, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotations Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this Section 2(c) are available for the period required hereunder, the Current Market Price shall be determined by the Board of Directors of the Company in its reasonable, good faith judgment.

                  (d) Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws, and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise be listed) on the face thereof:

         "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS."

         3. Covenants As to Common Stock. The Company covenants and agrees that:
(i) all Warrant Shares that may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof; (ii) it will pay when due and payable any and all federal and state taxes (other than federal or state income taxes, if any, which shall remain Holder's responsibility) that may be payable in respect of the issue of this Warrant or the Warrant Shares; (iii) it will at all times have authorized and reserved, free from preemptive rights, a sufficient number shares of Series A Preferred Stock and underlying Common Stock to provide for the exercise of the rights represented by this Warrant; (iv) if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; and (v) if the Series A Preferred Stock or, if applicable, the New Series Conversion Stock, issuable under this Warrant has been converted to Common Stock and if and so long as any Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company, will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

         4. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in Section 5 below, the Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest 1/10th of a share) obtained by multiplying the Warrant Price in effect immediately before such adjustment by the number of shares purchasable pursuant hereto immediately before such adjustment, and dividing the product thereof by the Warrant Price resulting from such adjustment.

         5. Adjustment of Warrant Price. The Warrant Price shall be subject to adjustment from time to time as follows:

                  (a) If, at any time during the term of this Warrant, the number of shares of Series A Preferred Stock outstanding is increased by a stock dividend payable in shares of Series A Preferred Stock or by a subdivision or split-up of shares of Series A Preferred Stock, then, following the record date fixed for the determination of Holders of Series A Preferred Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Series A Preferred Stock issuable upon the exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

                  (b) If, at any time during the term of this Warrant, the number of shares of Series A Preferred Stock outstanding is decreased by a combination of the outstanding shares of Series A Preferred Stock, then, following the record date for such combination, the Warrant Price shall appropriately increase so that the number of shares of Series A Preferred Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

                  (c) If all of the outstanding shares of Series A Preferred Stock of the Company have been converted to Common Stock pursuant to Article IV(4)(b) of the Certificate of Incorporation of Company (or any successor section thereof) or if any action of the type described in Section 5(a) or (b) occurs with respect to the Common Stock, then this Section 5 shall apply in the same manner to such Common Stock in order to effect the appropriate adjustments in the Warrant Price and number of shares of Common Stock to be issued hereunder.

                  (d) All calculations under this Section 5 shall be made to the nearest cent or to the nearest 1/10th of a share, as the case may be.

                  (e) If the Company proposes to take any action of the types described in Section 5(a), (b) or (c), the Company shall forward at the same time and in the same manner, to the Holder of this Warrant, such notice, if any, that the Company shall give to the Holders of capital stock of the Company.

         6. Transfers. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof. Transferability of the Warrant Shares is limited as set forth in this Warrant.

         7. Mergers, Consolidations, Sales. In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of the Company, then, as a condition of any such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made pursuant to which the Holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the Warrant Shares immediately purchasable hereunder, such shares of stock, securities or assets as may, by virtue of such consolidation, merger, sale, reorganization or reclassification, be issued or payable with respect to or in exchange for the number of shares of such Warrant Shares purchasable hereunder immediately before such consolidation, merger, sale reorganization or reclassification. The Company shall forward at the same time and in the same manner, to the Holder of this Warrant, such notice, if any, that the Company shall give to the Holders of capital stock of the Company with respect to any proposed transaction described above or any distribution of assets of the Company in dissolution or liquidation, or any extraordinary dividend or other distribution on its Series A Preferred Stock except out of earned surplus or by way of a stock dividend payable in shares of its Series A Preferred Stock. This Warrant shall be binding upon any corporation or other person or entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         8. Registration Rights. The Company and Holder agree that the Warrant Shares issuable pursuant this Warrant shall be deemed to be "Shares" under that certain Investor Rights Agreement dated as of February 13, 1996 (the "Investor Rights Agreement") among the Company and certain Investors (as defined therein) and that the Warrant Shares shall be entitled to all the rights and subject to all of the restrictions as Shares under the Investor Rights Agreement. Pursuant to a Consent and Waiver, the Investors shall have agreed prior to the execution of this Warrant to the inclusion of the Warrant Shares as "Shares" under the Investor Rights Agreement.

         9. Conversion if an Equity Financing Occurs within Six Months. If an Equity Financing closes within one hundred eighty (180) days of the date hereof, the following definitions shall automatically change as follows:

                  (a) Warrant Price shall mean the New Series Conversion Price.

         10. Miscellaneous.

                  (a) Notices. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to, the Holder at the address set forth on the first page of this Warrant, or to such other address as shall have been furnished to the Company in writing by the Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at or sent by registered or certified mail to, the Company at 2231 East Camelback Road, Suite 324, Phoenix, AZ 85016, or to such other address as shall have been furnished in writing to the Holder by the Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

                  (b) Governing Law. This Warrant shall be governed in all respects by the laws of the State of Arizona as applied to agreements entered into and performed entirely in the State of Arizona by residents thereof.

                  (c) Entire Agreement; Amendment. This Warrant constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                  (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and both of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly and authorized officer as of this 25th day of July, 1997.

                                              THE COMPANY:

ATTEST:                                       SANDBOX ENTERTAINMENT CORPORATION


By: ________________________                  By: ____________________________
    Its Secretary                                 Its President



ACCEPTED:

HOLDER:


___________________________


By: _____________________________
Title: __________________________

                           FORM OF NOTICE OF EXERCISE

                [To be signed only upon exercise of the Warrant]

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                         TO EXERCISE THE WITHIN WARRANT

         1. The undersigned hereby exercises the right to purchase shares of Series A Preferred Stock (or Common Stock, if applicable) that the undersigned is entitled to purchase by the terms of the within Warrant according to the conditions thereof, and herewith makes payment of the Warrant Price of such shares in full. All shares to be issued pursuant hereto shall be issued in the name of and the initial address of such person to be entered on the books of the Company shall be:

_______________________________________________________________________________.

The shares are to be issued in certificates of the following denominations:

_______________________________________________________________________________.

         2. The undersigned hereby represents that the shares of the Company's Series A Preferred Stock (or Common Stock, if applicable) to be delivered to it pursuant to the above-mentioned exercise of the Warrant are being acquired by the undersigned as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. The undersigned agrees to indemnify the Company and its subsidiaries, together with their officers and directors, for any liabilities, losses, damages and expenses (including reasonable attorney fees) arising from or in connection with any disposition of the shares hereby being acquired, or any interest therein, in violation of applicable securities laws or regulations. The undersigned further represents that the undersigned has been given access to all information requested by the undersigned to allow the undersigned to make a decision as to the advisability of an investment in the Company's stock and the value of such stock, and that undersigned has the skill and experience necessary to make such decision.



___________________________________
[Type Name of Holder]


By:    ____________________________
Title: ____________________________
Date:  ____________________________

Schedule to Exhibit 4(r) - Form of July 1997 Stock Subscription Warrant.

List of Purchasers and Number of Series A Preferred Shares:

Purchaser                  Address of Purchaser                          Shares Under
---------                  --------------------                          ------------
                                                                         the Warrant
                                                                         -----------
Wasatch Venture            One South Main, Suite 1340                         125,000
Corporation                Salt Lake City, UT  84111
Newtek Ventures            500 Washington Street, Suite 720                    75,000
II, L.P.                   San Francisco, CA 94111
Sundance Venture           c/o Anderson & Wells                               125,000
Partners, L.P.             400 East Van Buren, Suite 750
                           Phoenix, AZ 85004
Wayne Sorensen             1925 East Michigan Avenue                           12,500
                           Salt Lake City, UT  85108

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